AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 1999
                                                      REGISTRATION NO. 333-
===========================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    -----------------------------------
                       TANNING TECHNOLOGY CORPORATION
           (Exact name of registrant as specified in its charter)
         DELAWARE                                         84-1381662
     (State or other                                   (I.R.S. Employer
     jurisdiction of                                 Identification Number)
     incorporation or
      organization)
                           4600 SOUTH ULSTER ST.
                                 SUITE 380
                           DENVER, COLORADO 80237
                          (Address of registrant's
                        principal executive offices)

           TANNING TECHNOLOGY CORPORATION 1997 STOCK OPTION PLAN
           TANNING TECHNOLOGY CORPORATION 1998 STOCK OPTION PLAN
                         (Full title of the plans)


                              HENRY F. SKELSEY
                          CHIEF FINANCIAL OFFICER
                       TANNING TECHNOLOGY CORPORATION
                      4600 SOUTH ULSTER ST., SUITE 380
                           DENVER, COLORADO 80237
                               (303) 220-9944
         (Name, address, and telephone number of agent for service)

                      CALCULATION OF REGISTRATION FEE

================================================================================
                                           PROPOSED      PROPOSED
    TITLE OF SECURITIES       AMOUNT TO    MAXIMUM       MAXIMUM      AMOUNT OF
      TO BE REGISTERED           BE        OFFERING     AGGREGATE   REGISTRATION
                             REGISTERED   PRICE PER      OFFERING        FEE
                                 (1)      SHARE (2)     PRICE (2)
--------------------------------------------------------------------------------

Common Stock, par value       7,521,600   $5.1495     $38,732,607.49 $10,767.66
$.01 per share                 shares
--------------------------------------------------------------------------------
Total Registration fee                                               $10,767.66
================================================================================

(1) Plus such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act based upon the weighted average price at which stock options covering the registered shares of common stock, par value $.01 per share ("Common Stock"), may be exercised.

                                   PART I

EXPLANATORY NOTE

     This Form S-8 Registration Statement relates to

     (a) 7,521,600 shares of common stock of Tanning Technology Corporation, par value $.01 per share (the "Common Stock"), which may be issued upon the exercise of options under our 1997 Stock Option Plan (the "1997 Stock Plan") and our 1998 Stock Option Plan (the "1998 Stock Plan").

     The documents containing information specified by Part I of this Registration Statement have been or will be sent or given to participants in the 1997 Stock Plan and the 1998 Stock Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act. Such document(s) are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     References to "the Company" shall mean Tanning Technology Corporation, a Delaware corporation.

                                  PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the Nasdaq Stock Market's National Market, 33 Whitehall Street, New York, NY 10004.

     The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering:

     (a) Our prospectus filed with the SEC on July 23, 1999 pursuant to Rule 424(b) of the Securities Act in connection with the Company's Registration Statement on Form S-1, which includes our audited financial statements for the fiscal year ended December 31, 1998; and

     (b) Our Registration Statement on Form 8-A filed with the SEC on July 22, 1999, which describes the terms of the Common Stock.

     Item 4. Description of Securities

     Not applicable.

     Item 5. Interests of Named Experts and Counsel

     Frederick H. Fogel, Esq., Vice President of Business Affairs and General Counsel, will pass upon the validity of the issuance of the shares of Common Stock. Mr. Fogel has been granted options to purchase 278,281 shares of our common stock, 61,386 of which vested on the commencement of his employment with us.

     Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys'
fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Our bylaws and our certificate of incorporation require us to indemnify to the fullest extent authorized by the DGCL any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us. We will also be able to grant indemnification to our other employees or agents. The amended and restated certificate of incorporation and bylaws will also require us to advance expenses, as incurred, to its directors, officers and other agents and employees in connection with a legal proceeding, to the fullest extent permitted by the DGCL, subject to certain limited exceptions. The amended and restated certificate of incorporation and bylaws will also permit us to enter into indemnification agreements with its directors and officers and to obtain director and officer liability insurance.

     As permitted by Section 102(b)(7) of the DGCL, our certificate of incorporation eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director's duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the DGCL; or (d) from any transaction from which the director derived an improper personal benefit.

     We have entered into indemnification agreements with our directors and officers. These agreements provide that we will indemnify such directors and officers for any amounts paid in settlement or incurred by, or assessed against, such directors and officers arising in connection with the service of such directors and officers to the fullest extent permitted by Delaware law.

     We have obtained primary and excess insurance policies insuring our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers. Additionally, Mr. Mahan, as an employee of AEA Investors Inc., and Mr. Skelsey, as a consultant to AEA Investors Inc., are covered by an excess coverage insurance policy maintained by AEA Investors Inc. against certain liabilities they may incur in their capacity as directors of the Company in excess of the coverage provided by our director and officer insurance policies.

     Item 7. Exemption from Registration Claimed

     Not applicable.

     Item 8. Exhibits

EXHIBIT NO.              DESCRIPTION OF EXHIBIT
-----------              ----------------------

4.1 Form of Amended and Restated Certificate of Incorporation of the Company previously filed as
                         Exhibit 3.1 to the Company's Registration Statement No. 333-78657 on Form S-1, and incorporated herein by reference.

4.2 Form of Amended and Restated By-Laws of the Company previously filed as Exhibit 3.2 to the Company's Registration Statement No. 333-78657 on Form S-1, and incorporated herein by reference.

4.3 Form of Tanning Technology Corporation 1997 Stock Option Plan previously filed as exhibit 10.30 to the Company's Registration Statement No. 333-78657 on Form S-1, and incorporated herein by reference.

4.6 Form of Tanning Technology Corporation 1998 Stock Option Plan previously filed as exhibit 10.31 to the Company's Registration Statement No. 333-78657 on Form S-1, and incorporated herein by reference.

5.1* Opinion of Frederick H. Fogel, Esq., Vice President of Business Affairs and General Counsel, regarding legality of shares of Common Stock covered by the Registration Statement.

23.1                     Consent  of   Frederick  H.  Fogel,   Esq.,   Vice
                         President of Business Affairs and General Counsel (included in Exhibit 5.1).

23.2* Consent of Ernst & Young LLP (independent public accountants).

-----------------------------
*    Filed herewith.

     Item 9. Undertakings

     The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 29, 1999.

                                             Tanning Technology Corporation

                                             /s/ Henry F. Skelsey
                                             ------------------------------
                                             By:  Henry F. Skelsey
                                             Chief Financial Officer


                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Tanning Technology Corporation, a Delaware corporation, do hereby constitute and appoint Henry
F. Skelsey and Frederick H. Fogel, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                       Title                        Date
      ---------                       -----                        ----

/s/ Larry G. Tanning     Chairman, Chief Executive Officer and    July 29, 1999
------------------------ President
  Larry G. Tanning


                         Director and Executive Vice Present of
------------------------ Strategy, Planning and New Ventures
    Bipin Agarwal


/s/ Henry F. Skelsey     Director, Executive Vice President       July 29, 1999
------------------------ and Chief Financial Officer
  Henry F. Skelsey


/s/ Toni S. Hippeli      Director                                 July 29, 1999
------------------------
   Toni S. Hippeli


/s/ Christopher P. Mahan Director                                 July 29, 1999
------------------------
Christopher P. Mahan


                         Director
------------------------
  Joseph P. Roebuck


                         Director
------------------------
 Michael E. Shanahan

                             Index to Exhibits

EXHIBIT NO.              DESCRIPTION OF EXHIBIT
-----------              ----------------------

4.1 Form of Amended and Restated Certificate of Incorporation of the Company previously filed as
                         Exhibit 3.1 to the Company's Registration Statement No. 333-78657 on Form S-1, and incorporated herein by reference.

4.2 Form of Amended and Restated By-Laws of the Company previously filed as Exhibit 3.2 to the Company's Registration Statement No. 333-78657 on Form S-1, and incorporated herein by reference.

4.3 Form of Tanning Technology Corporation 1997 Stock Option Plan previously filed as exhibit 10.30 to the Company's Registration Statement No. 333-78657 on Form S-1, and incorporated herein by reference.

4.6 Form of Tanning Technology Corporation 1998 Stock Option Plan previously filed as exhibit 10.31 to the Company's Registration Statement No. 333-78657 on Form S-1, and incorporated herein by reference.

5.1* Opinion of Frederick H. Fogel, Esq., Vice President of Business Affairs and General Counsel, regarding legality of shares of Common Stock covered by the Registration Statement.

23.1                     Consent  of   Frederick  H.  Fogel,   Esq.,   Vice
                         President of Business Affairs and General Counsel (included in Exhibit 5.1).

23.2* Consent of Ernst & Young LLP (independent public accountants).


-----------------------------
*    Filed herewith.